EXHIBIT 99.5

                                  CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), Charles Crocker, the Chief Executive Officer of BEI Technologies, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

         1. The Company's Annual Report on Form 10-K/A for the period ended September 28, 2002, to which this Certification is attached as Exhibit 99.5 (the "Annual Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

Dated: February 7, 2003
       ----------------

/s/ Charles Crocker
--------------------------
Charles Crocker
Chief Executive Officer

                                       33